FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 4, 2017

WESTELL TECHNOLOGIES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-27266	36-3154957
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 North Commons Drive, Aurora, Illinois	60504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (630) 898-2500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 10, 2017, Westell Technologies, Inc. (the “Company”) issued a press release announcing the appointment of Matthew B. Brady as the Company’s President and Chief Executive Officer, effective July 17, 2017. Mr. Brady will succeed Kirk R. Brannock, who has served as interim President and CEO since October 2016. Mr. Brannock is leaving the Company as President and Chief Executive Officer effective July 16, 2017.

Mr. Brady, age 49, most recently served as Senior Vice President of the Safety and Security Systems Group (SSG) of Federal Signal Corporation (NYSE: FSS). Mr. Brady joined Federal Signal in 2006 as Vice President of Global Sales for SSG, and was promoted in 2012 to Senior Vice President. Mr. Brady holds a Master of Business Administration degree from Olivet Nazarene University and a Bachelor of Arts degree from Northern Illinois University.

Under the terms of an offer letter dated July 4, 2017 (the “Offer Letter”), Mr. Brady will receive an annual base salary of $340,000. Mr. Brady will receive a grant of 40,000 performance-based Restricted Stock Units (“PSUs”) pursuant to the Company’s 2015 Omnibus Incentive Compensation Plan. The PSUs will be earned based upon achievement of performance goals tied to growing revenue and non-GAAP profitability targets approved by the Board. Earned PSUs will vest one year from the date of grant. Mr. Brady will also receive a grant of 40,000 Restricted Stock Units (“RSUs”) pursuant to the Company’s 2015 Omnibus Incentive Compensation Plan. The RSUs will vest over three years upon the anniversary of the grant. Upon vesting, the PSUs and RSUs convert into shares of Class A Common Stock of the Company on a one-for-one basis. Mr. Brady will also receive 100,000 non-qualified stock options for 100,000 shares of Class A Common Stock under the Company’s 2015 Omnibus Incentive Compensation Plan.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the Offer Letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety. Additionally, a copy of the press release announcing Mr. Brady’s appointment and related matters is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

In order to unify the Company's current practice of not entering into employment contracts, Westell has taken steps toward eliminating the one remaining active employment agreement with Thomas P. Minichiello, the Company’s Senior Vice President, Chief Financial Officer, Treasurer, and Secretary. The employment agreement dated June 18, 2013 will expire in two years, on July 5, 2019, in accordance with its existing terms. Mr. Minichiello remains the Company's Senior Vice President, Chief Financial Officer, Treasurer, and Secretary, and will also continue to serve as the Company’s Principal Accounting Officer. This has no effect on Mr. Minichiello's position or compensation. A copy of the Letter to Mr. Minichiello is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
10.1	Offer Letter for Matthew B. Brady, dated July 4, 2017
10.2	Letter for Thomas P. Minichiello, dated July 5, 2017
99.1	Press release, dated July 10, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTELL TECHNOLOGIES, INC.

Date:	July 10, 2017	By:	/s/ Thomas P. Minichiello
Thomas P. Minichiello
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Offer Letter for Matthew B. Brady, dated July 4, 2017
10.2	Letter for Thomas P. Minichiello, dated July 5, 2017
99.1	Press release, dated July 10, 2017